As filed with the Securities and Exchange Commission on June 7, 2001

Registration No. 333-_____

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

Registration Statement Under The Securities Act Of 1933

HNC SOFTWARE INC.

(Exact Name of Registrant as Specified in its Charter)

         Delaware
(State or Other Jurisdiction of
Incorporation or Organization)

33-0248788
(I.R.S. Employer
Identification No.)

5935 Cornerstone Court West

San Diego, California 92121-3728

(Address of Principal Executive Offices)

HNC Software Inc. 2001 Equity Incentive Plan

(Full Title of the Plan)

Kenneth J. Saunders

Chief Financial Officer

HNC Software Inc.

5935 Cornerstone Court West

San Diego, California 92121-3728

(858) 546-8877

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Kenneth A. Linhares, Esq.

Katherine Tallman Schuda

Fenwick & West LLP

Two Palo Alto Square

Palo Alto, California 94306

CALCULATION OF REGISTRATION FEE

Proposed Maximum

Proposed Maximum

Title of Securities

Amount to be

Offering Price Per

Aggregate Offering

Amount of

to be Registered

Registered

Share

Price

Registration Fee

Common Stock, $0.001 par value

1,400,000 Shares(1)

$
        28.96

(2)

$
        40,544,000

(2)

$
10,136
(3)

(1)

Consists of shares available for grant.

(2)

        Estimated as of June 1, 2001 pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

(3)

        Fee calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

HNC SOFTWARE INC.

REGISTRATION STATEMENT ON FORM S-8

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents filed with the Securities and Exchange Commission
(the “Commission”) are incorporated herein by reference:

(a)

        The Registrant’s latest annual report filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as
amended (the “Exchange Act”) or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the
“Securities Act”) that contains audited financial statements for the
Registrant’s latest fiscal year for which such statements have been filed.

(b)

        All other reports filed pursuant to Sections 13(a) or 15(d)
of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

(c)

        The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the
Commission under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such
description.

      All documents subsequently filed by the Registrant pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Fenwick & West LLP, of Palo Alto,
California. Members of the firm of Fenwick & West LLP own an aggregate of
3,314 shares of Common Stock of the Registrant.

Item 6. Indemnification of Directors and Officers.

      As permitted by Section 145 of the Delaware General Corporation Law, the
Registrant’s Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii)
under Section 174 of the Delaware General Corporation Law; or (iv) for any
transaction from which the director derived an improper personal benefit.

      In addition, as permitted by Section 145 of the Delaware General
Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and officers, as well as directors and officers of any other corporation, partnership, joint venture, trust, employee benefit plan
or other enterprise when they are serving in such capacities at the request of the Registrant, to the fullest

 extent permitted by the Delaware
General Corporation Law; (ii) the Registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General
Corporation Law; (iii) upon receipt of an undertaking to repay such advances if indemnification is determined to be unavailable, the Registrant is required to advance expenses, as incurred, to its directors and officers to the fullest extent permitted by the Delaware General Corporation Law in connection with a proceeding (except that the Registrant is not required to advance expenses to a person against whom it brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iv) the rights conferred in the
Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees and agents; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that adversely affects the indemnification provided thereunder.

      The Registrant’s policy is to enter into indemnity agreements with each of its directors and officers. The indemnity agreements provide that directors and officers will be indemnified and held harmless against all expenses
(including attorneys’ fees), judgments, fines, ERISA excise taxes or penalties and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the
Registrant, on account of their services as a director or officer of the
Registrant or as directors or officers of any other corporation, partnership or enterprise when they are serving in such capacities at the request of the
Registrant; except that no indemnity is provided in a derivative action in which such director or officer is finally adjudged by a court to be liable to the Registrant due to willful misconduct in the performance of his or her duty to the Registrant, unless the court determines that such director or officer is entitled to indemnification. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims (i) initiated voluntarily by the indemnified party and not by way of defense, except with respect to a proceeding authorized by the Board of Directors and successful proceedings brought to enforce a right to indemnification and/or advancement of expenses under the indemnity agreements; (ii) for any amounts paid in settlement of a proceeding unless the
Registrant consents to such settlement; (iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the
Registrant pursuant to the provisions of Section 16(b) of the Exchange Act and related laws and regulations; (iv) on account of conduct by an indemnified party that is finally adjudged to have been in bad faith or conduct that the indemnified party did not reasonably believe to be in, or not opposed to, the best interests of the Registrant; (v) on account of any criminal action or proceeding arising out of conduct that the indemnified party had reasonable cause to believe was unlawful; or (vi) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

      The indemnity agreement requires a director or officer to reimburse the
Registrant for expenses advanced only if and to the extent it is ultimately determined that the director or executive officer is not entitled, under
Delaware law, the Registrant’s Certificate of Incorporation, the Registrant’s
Bylaws, his or her indemnity agreement or otherwise to be indemnified for such expenses. The indemnity agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of
Incorporation, the Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, Delaware law, or otherwise.

      The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its directors and officers, may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act.

      The indemnity agreements require the Registrant to maintain director and officer liability insurance to the extent readily available. The Registrant currently carries a director and officer insurance policy.

Item 7. Exemption From Registration Claimed.

      Not applicable.

Item 8. Exhibits.

4.01

HNC Software Inc. 2001 Equity Incentive Plan, together with
form of Stock Option Agreement.

4.02

Registrant’s Restated Certificate of Incorporation filed with the Secretary of State of Delaware on June 13, 1996. Incorporated
by reference to Exhibit 3(i).04 to Registrant’s Report on Form 10-Q
for the quarter ended June 30, 1996.

4.04

Certificate of Amendment to Registrant’s Restated Certificate
of Incorporation filed with the Secretary of State of Delaware on
June 12, 2000. Incorporated by reference to Exhibit 4.08 to the
Registrant’s Form S-8 Registration Statement filed on June 28, 2000,
File No. 333-40344.

4.05

Registrant’s Bylaws, as amended. Incorporated by reference
to Exhibit 3.03 to Registrant’s Annual Report on Form 10-K for the
year ended December 31, 2000.

4.06

Form of specimen certificate for Registrant’s Common Stock.
Incorporated by reference to Exhibit 4.01 to the Registrant’s Form
S-1 Registration Statement, File No. 33-91932.

5.01

Opinion of Fenwick & West LLP

23.01

Consent of Fenwick & West LLP (included in Exhibit 5.01)

23.02

Consent of PricewaterhouseCoopers LLP, Independent Accountants

24.01

Power of Attorney (see page 6)

Item 9. Undertakings.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the
Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.
Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price
represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the
Commission by the Registrant pursuant to Section 13 or Section 15(d) of the
Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the
Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the
Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the
Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the
Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 5,
2001.

HNC SOFTWARE INC.

By:
/s/ Kenneth J. Saunders

Kenneth J. Saunders

Chief Financial Officer and Secretary

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John Mutch, Kenneth J. Saunders and
Russell C. Clark, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration
Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature

Title

Date

Principal Executive Officer:

        /s/  John Mutch

John Mutch

Chief Executive Officer and a
Director

June 5, 2001

Principal Financial Officer:

        /s/  Kenneth J. Saunders

Kenneth J. Saunders

Chief Financial Officer and Secretary

June 5, 2001

Principal Accounting Officer:

        /s/  Russell C. Clark

Russell C. Clark

Vice President, Corporate Finance and
Assistant Secretary

June 5, 2001

Additional Directors:

        /s/  Edward K. Chandler

Edward K. Chandler

Director

June 5, 2001

        /s/  David Chen

David Chen

Director

June 5, 2001

        /s/  Thomas F. Farb

Thomas F. Farb

Director

June 5, 2001

        /s/  Alex W. Hart

Alex W. Hart

Director

June 5, 2001

EXHIBIT INDEX

Exhibit

Number

Exhibit Title

4.01

HNC Software Inc. 2001 Equity Incentive Plan, together with form of Stock
Option Agreement.

4.02

Registrant’s Restated Certificate of Incorporation filed with the
Secretary of State of Delaware on June 13, 1996. Incorporated by
reference to Exhibit 3(i).04 to Registrant’s Report on Form 10-Q for the
quarter ended June 30, 1996.

4.04

Certificate of Amendment to Registrant’s Restated Certificate of
Incorporation filed with the Secretary of State of Delaware on June 12,
2000. Incorporated by reference to Exhibit 4.08 to the Registrant’s Form
S-8 Registration Statement filed on June 28, 2000, File No. 333-40344.

4.05

Registrant’s Bylaws, as amended. Incorporated by reference to Exhibit
3.03 to Registrant’s Annual Report on Form 10-K for the year ended
December 31, 2000.

4.06

Form of specimen certificate for Registrant’s Common Stock. Incorporated by reference to Exhibit 4.01 to the Registrant’s Form S-1 Registration
Statement, File No. 33-91932.

5.01

Opinion of Fenwick & West LLP

23.01

Consent of Fenwick & West LLP (included in Exhibit 5.01)

23.02

Consent of PricewaterhouseCoopers LLP, Independent Accountants

24.01

Power of Attorney (see page 6)